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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                        Date of report: November 30, 2000
                        (Date of earliest event reported)



                       PHILIPS INTERNATIONAL REALTY CORP.
             (Exact name of Registrant as specified in its charter)


                                    Maryland
                 (State or other jurisdiction of incorporation)


           000-23463                                        13-3963667
      (Commission File No.)                              (I.R.S. Employer
                                                        Identification No.)


                                417 Fifth Avenue
                            New York, New York 10016
               (Address of principal executive offices; zip code)

                                 (212) 545-1100
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former Address, if changed Since Last Report)



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Item 2. Acquisition or Disposition of Assets

         Pursuant to the plan of liquidation (the "Plan of Liquidation") of Philips International Realty Corp., a Maryland corporation (the "Company"), approved by the stockholders of the Company on October 10, 2000, and as more fully described in the Company's special meeting proxy statement dated September 8, 2000 (the "Proxy Statement"), the Company has disposed of the following properties:

         (a) On or about November 30, 2000, the Company, through a series of unrelated transactions, consummated the distribution of all of its interests in four (4) shopping center properties located in Hialeah, Florida (collectively, the "Hialeah Properties") for a total value of approximately $120 million to certain limited partners (the "Unit Holders") in Philips International Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), including Philip Pilevsky, the Company's Chairman and Chief Executive Officer, and Sheila Levine, the Company's Chief Operating Officer and Secretary and sister of Mr. Pilevsky, in redemption of their entire interest in the Operating Partnership (1,870,873 units) and the assumption of approximately $86 million in debt. The distributions occurred pursuant to the terms of the Redemption Agreement dated April 27, 2000 among the Operating Partnership and Philip Pilevsky, as amended, the Redemption Agreement dated April 28, 2000 among the Operating Partnership and SL Florida LLC, the Redemption Agreement dated April 28, 2000 among the Operating Partnership and Allen Pilevsky and the Redemption Agreement dated April 28, 2000 among the Operating Partnership and Fred Pilevsky.

         On December 4, 2000, the Company also sold its interest in its redevelopment property located on Third Avenue in New York, New York (the "Third Avenue Property") to the Unit Holders for approximately $4 million in cash, pursuant to the Amended and Restated Purchase and Sale Agreement dated as of June 20, 2000, by 1517-25 Third, L.P., a New York limited partnership, Philip Pilevsky, SL Florida LLC, Allen Pilevsky and Fred Pilevsky (the "Third Avenue Transaction"). The Third Avenue Property is encumbered by a $10.0 million first mortgage which remains in place. The sale of an additional redevelopment site in Lake Worth, Florida (the "Lake Worth Property") to the Unit Holders for approximately $7 million is expected to close by year end (the "Lake Worth Transaction"). The sale of the Hialeah Properties, the Third Avenue Transaction and the Lake Worth Transaction are collectively referred to as the Pilevsky Group Transaction.

         The consideration for the distribution of the Hialeah Properties and the purchase price for the sale of the Third Avenue Property and the Lake Worth Property was determined as a result of an analysis conducted by Louis J. Petra, the Company's President, which resulted in an aggregate fair value determination of approximately $131 million. The Company also retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to render a fairness opinion to the effect that the aggregate consideration to be received by the Company for the Hialeah Properties, Third Avenue Property and Lake Worth Property is fair to the Company from a financial point of view. A special committee consisting of the four independent members of the Company's Board of Directors approved the Pilevsky Group Transaction. The factors considered in determining the consideration for the Hialeah Properties, the Third Avenue Property and the Lake Worth Property include their historical and expected cash flow, the risks with respect to future redevelopment potential (including adverse possession, zoning, construction, financing and marketing), the nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and real estate taxes on the properties and anticipated changes therein under Company ownership, the physical condition and locations


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of the properties, the anticipated effect on the Company's financial results
(including particularly funds from operations) and other factors including, but not limited to, those set forth in the Proxy Statement.

         (b) On December 4, 2000, the Company sold eight (8) properties (the "Kimco Properties") to Kimco Income Operating Partnership. L.P., a Delaware limited partnership ("Kimco"), for a total consideration of approximately $137 million (the "Purchase Price"), pursuant to an Asset Contribution, Purchase and Sale Agreement dated as of April 28, 2000, by and among the Operating Partnership, the Company, certain Affiliated Parties signatory thereto, KIR Acquisition LLC, a Delaware limited liability company, and Kimco, as amended (the "Kimco Agreement"). The Purchase Price was comprised of $71 million in cash, mortgage debt assumption of $55 million and redemption of 576,326 units in the Operating Partnership. The Kimco Properties included two (2) shopping centers in Connecticut (Branhaven Plaza and Elm Plaza), one (1) in Massachusetts (Foxboro Plaza), one (1) in New Jersey (Millside Plaza) and four (4) in New York (Mill Basin Plaza, Meadowbrook Commons, Merrick Commons and Forest Avenue).

         The purchase price for the sale of the Kimco Properties was determined as a result of arm's-length negotiations between unrelated parties. The factors considered by the Company in determining the price to be paid for the Kimco Properties include their historical and expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and real estate taxes on the properties and anticipated changes therein under Company ownership, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly funds from operations) and other factors. The Company took into consideration prices at which it believes other comparable properties had recently been sold. The Company retained (i) Prudential Securities Incorporated to render a fairness opinion to the effect that the aggregate consideration to be received by the Company for the Kimco Properties and the properties sold to Kimco on July 14, 2000 (the "Prior Kimco Properties") (as disclosed in an 8-K dated July 14, 2000) is fair to the Company from a financial point of view and (ii) Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to render a fairness opinion to the effect that the aggregate consideration to be received by the Company's stockholders and the Operating Partnership's unitholders in connection with the Overall Transaction (as defined in the Proxy Statement) is fair to them from a financial point of view.

         (c) Pursuant to the Plan of Liquidation, on December 5, 2000, the Board of Directors of the Company declared the initial liquidation distribution of $13.00 per share which will be payable on December 22, 2000. The record date is December 15, 2000. However, shareholders must continue to own their shares up to and including December 22, 2000 in order to be entitled to the liquidating distribution of $13.00 per share. Effective December 13, 2000, the Company's shares will be traded on the New York Stock Exchange with due bills which will entitle the owner of the stock to receipt of the distribution. The Company's stock will be traded ex-dividend after the payment date of December 22, 2000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (b) Pro forma financial information relative to the sales reported herein and required pursuant to Article 11 of Regulation S-X is not included herein, but will be filed by an amendment to this Form 8-K within sixty (60) days from the date hereof.


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         (c) The Company hereby furnishes the following exhibits:

                  99.1 News Release of the Company dated December 5, 2000.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    December 15, 2000


                                     PHILIPS INTERNATIONAL REALTY CORP.
                                           (Registrant)


                                     By:    /s/ Louis J. Petra
                                         --------------------------------------
                                              Louis J. Petra
                                              President